UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 24, 2005

Computer Software Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-34144	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

1661 East Main Street, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

In a release to the media on February 14, 2005 and in a Form 8-K filed with the Commission on February 16, 2005, the Company stated that it intended to file with the Commission a voluntary Form 8-K containing substantially all of the information required by Form 10-SB under the Securities Exchange Act of 1934, as amended. Such reports indicated that the voluntary Form 8-K would be filed within two weeks. In order to coordinate such filing with the preparation of the Company’s year-end audited financial statements, the Company has delayed the filing of the voluntary Form 8-K. The Company now intends to file such report on or before March 31, 2005.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

 None.

(b) Pro forma financial information.

 None.

(c) Exhibits.

 None.

Forward-looking statements

The Company cautions readers that the statements contained herein regarding the company’s future business plans, operations, opportunities or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS,

By:	/s/ Nancy K. Hedrick
Name:	Nancy K. Hedrick
Title:	President and CEO

Dated: February 24, 2005

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